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                                                                     EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                        AUTHENTIC SPECIALTY FOODS, INC.



                                  ARTICLE ONE

         The name of the corporation is Authentic Specialty Foods, Inc.

                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act (the "TBCA").

                                  ARTICLE FOUR

         The total number of shares of stock that the Corporation shall have authority to issue is, 25,000,000 shares of capital stock, consisting of (i) 20,000,000 shares of common stock, par value $1.00 per share ("Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock and the Preferred Stock are as follows:

1.       Provisions Relating to the Common Stock.

         (a)Dividends. Subject to the rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, each share of Common Stock shall entitle the holder of record thereof to receive dividends (payable in cash, stock or otherwise) out of funds legally available therefor, when, as and if declared by the board of directors of the Corporation with respect to any of such class of stock.

         (b)Liquidation Rights. In the event of liquidation, dissolution or winding up of the Corporation, subject to the rights of any outstanding Preferred Stock, the holders of Common Stock are entitled to share equally and ratably in the assets available for distribution after payment of all
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liabilities.  A dissolution, liquidation or winding up of the Corporation, as such terms are used in this paragraph (b), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

         (c)Voting Rights. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders.

2.       Provisions Relating to the Preferred Stock.

         The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the board of directors. The designations, preferences, limitations and relative rights, including voting rights, of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the board of directors setting forth the designation of the series and fixing and determining the relative rights, limitations and preferences thereof, any such resolution or resolutions being herein called a "Directors' Resolution". The board of directors is hereby authorized to fix and determine such variations in the designations, preferences limitations and relative rights, including voting rights, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions of such rights, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution.

3.       Denial of Preemptive Rights.

         No shareholder shall have a preemptive right to acquire any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

4.       Denial of Cumulative Voting.

         The right of shareholders to cumulative voting in the election of directors is expressly prohibited.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

                                  ARTICLE SIX

         The address of the Corporation's current registered office is 1313 Avenue R, Grand Prairie, Texas 75050, and the name of its current registered agent at such address is Samuel E. Hillin, Jr.

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                                 ARTICLE SEVEN

         The number, classification and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:

                 (a) The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

                 (b) The board of directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the board of directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of shareholders of the Corporation in 1998, of Class II shall expire at the annual meeting of shareholders of the Corporation in 1999, and of Class III shall expire at the annual meeting of shareholders of the Corporation in 2000, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of shareholders beginning with the annual meeting of shareholders in 1998, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of shareholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole board of directors is changed as permitted by this Article Seven, the majority of the whole board of directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

                 (c) Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of shareholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the shareholders except as required by law); provided that, with respect to any directorship to be filled by the board of directors by reason of an increase in the number of directors, (A) such directorship shall be for a term of office continuing only until the next election of one or more directors by the shareholders and (B) the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of





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         shareholders. Each director chosen in accordance with this provision shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of shareholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

                 (d) A director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office, only for cause and only by an affirmative vote of the holders of eighty percent (80%) of the voting power of the then outstanding shares of capital stock entitled to vote thereon ("Voting Stock"), voting together as a single class, cast at the annual meeting of shareholders or at any special meeting of shareholders called in accordance with Article Ten of these restated articles of incorporation. For purposes of these articles of incorporation, the term "cause" shall mean that a director: (i) has engaged in gross negligence or willful misconduct in the performance of his duties as a director; (ii) has been convicted of a felony involving moral turpitude; or (iii) has willfully engaged in conduct that he knows or should know is materially injurious to the Company or any of its affiliates.

                 (e) Notwithstanding any other provisions of these restated articles of incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by these restated articles of incorporation, the affirmative vote of eighty percent (80%) of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Seven.

         The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders after June 20, 1997 or until their successors are elected and qualified are:

                                Keith R. Lively
                       250 Montgomery Street, Suite 1100
                            San Francisco, CA 94104

                                J. Gary Shansby
                       250 Montgomery Street, Suite 1100
                            San Francisco, CA 94104

                              Charles H. Esserman
                       250 Montgomery Street, Suite 1100
                            San Francisco, CA 94104

                              Herman L. Graffunder
                                 1313 Avenue R
                            Grand Prairie, TX 75050

                                 ARTICLE EIGHT

         All of the power of the Corporation, insofar as it may be lawfully vested by these restated articles of incorporation in the board of directors, is hereby conferred upon the board of directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, (1) a majority of directors then in office (or such higher percentage as may be specified in the bylaws with respect to any provision thereof) shall have the power to adopt, alter, amend and repeal the bylaws of the Corporation;
(2) the shareholders of the Corporation shall have no power to appoint or remove directors as members of committees of the board of directors, nor to abrogate the power of the board of directors to establish any such committees or the power of any such committee to exercise the powers and authority of the board of directors; (3) the shareholders of the Corporation shall have no power to elect or remove officers of the Corporation nor to abrogate the power of the board of directors to elect and remove officers of the Corporation; and (4) notwithstanding any other provision of these restated articles of incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by these restated articles of incorporation, the bylaws of the Corporation shall not be adopted, altered, amended or repealed by





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the shareholders of the Corporation except in accordance with the provisions of the bylaws and by the vote of the holders of not less than two-thirds of the Voting Stock, voting together as a single class, or such higher vote as is set forth in the bylaws. In the event of a direct conflict between the bylaws of the Corporation and these restated articles of incorporation, the provisions of these restated articles of incorporation shall be controlling. Notwithstanding any other provisions of these restated articles of incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by these restated articles of incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Eight.

                                  ARTICLE NINE

         Subject to the terms of any Preferred Stock, any action required or permitted to be taken by the shareholders of the Corporation must be taken at a duly called annual or special meeting of shareholders and may not be taken by written consent.

                                  ARTICLE TEN

         Special meetings of the shareholders of the Corporation, and any proposals to be considered at such meetings, may only be called and proposed by
(i) the Chairman of the Board, (ii) the President, (iii) the board of directors pursuant to a resolution adopted by a majority of the then-authorized number of directors or (iv) the holders of at least 50% of the outstanding Voting Stock, voting together as a single class. Except as otherwise required by law or regulation, no business proposed by a shareholder to be considered at an annual meeting of the shareholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the shareholders at that meeting unless, no later than sixty (60) days before the annual meeting of shareholders or (if later) ten days after the first public notice of that meeting is sent to shareholders, the Corporation receives from the shareholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such shareholder, that shareholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that shareholder; (3) any interest of the shareholder in the proposed business; (4) the name or names of each person nominated by the shareholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that shareholder, stating his or her intention to serve as a director if elected, and consenting to being named as a nominee for director in any proxy statement





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relating to such election.  The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of these restated articles of incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by these restated articles of incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Ten.

                                 ARTICLE ELEVEN

         A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Eleven does not eliminate or limit the liability of a director to the extent the director is found liable for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Any repeal or amendment of this Article Eleven by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which the director of the Corporation is not liable as set forth in the preceding sentences, the director shall not be liable to the fullest extent permitted by any provisions of the statutes of Texas hereafter enacted that further limits the liability of a director.





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